UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03.	Material Modification to Rights of Security Holders.

At the close of business on March 5, 2013, the shareholder rights plan, and the rights issued thereunder, of Cognizant Technology Solutions Corporation (the “Company”) expired in accordance with the terms of the plan.

The Rights Agreement between the Company and American Stock Transfer & Trust Company, as rights agent, dated March 5, 2003 (the “Rights Agreement”), and the rights issued thereunder to purchase, under certain circumstances, one one-thousandth of a share, as adjusted, of the Company’s Series A Junior Participating Preferred Stock (the “Rights”), expired by their terms at the close of business on March 5, 2013. The shares of the Company’s Class A common stock are no longer accompanied by the Rights, and the Rights Agreement is of no further force or effect. The terms of the Rights Agreement and the Rights are further described in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on March 6, 2003 (the “Form 8-A”). The foregoing description of the terms of the Rights Agreement and the Rights issued thereunder is qualified in its entirety by reference to the full text of the Rights Agreement, which is included as Exhibit 4.1 to the Form 8-A and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz

	Name:	Steven Schwartz

	Title:	Senior Vice President, General Counsel and Secretary

Date: March 11, 2013